UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

Hickok Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

February 14, 2012

To the Shareholders of Hickok Incorporated:

The Company will hold its Annual Meeting of Shareholders at 10:00 a.m., EST., Wednesday, March 7, 2012 at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio 44108.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Janet H. Slade Janet H. Slade Chairman of the Board	/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Annual Meeting of Shareholders to be Held on Wednesday, March 7, 2012:

The Proxy Statement and the Company's Annual Report on Form 10-K for the
fiscal year ended September 30, 2011 are available at our website: www.hickok-inc.com/files/financial

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON FEBRUARY 14, 2012

The Annual Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio, on Wednesday, March 7, 2012 at 10:00 a.m., EST., for the following purposes:
1. To fix the number of Directors at eight and elect seven Directors;
2. To ratify the selection of the independent auditor for 2012; and
3. To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record, as of the close of business on January 9, 2012, will be entitled to receive notice of and to vote at this meeting.

By Order of the Board of Directors. /s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

February 14, 2012

IMPORTANT

Please fill in and sign the enclosed Proxy and return it in the accompanying envelope regardless of whether you expect to attend the Annual Meeting or not. If you attend the Annual Meeting you may vote your shares in person, even though you have previously signed and returned your Proxy.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on February 14, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on March 7, 2012, and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Annual Meeting of Shareholders (the "Notice") which accompanies this Proxy Statement.

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in open meeting. Mere presence at the Annual Meeting will not revoke a proxy.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to fix the number of Directors at eight and for the election of all of the nominees listed in the Proxy and for the other proposals set forth in the Notice.

VOTING RIGHTS

At the close of business on January 9, 2012, the Company had 919,412 shares of Class A Common Stock, $1.00 par value ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were 474,866 shares of Class B Common Stock, $1.00 par value ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of January 9, 2012 shall be entitled to one vote for each share held. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held. The General Corporation Law of Ohio generally provides that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that such shareholder desires the voting at such election to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the meeting or by or on behalf of the shareholder giving such notice, each shareholder shall have cumulative voting rights in the election of Directors, enabling any shareholder to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his or her votes on the same principle among two or more nominees, as he or she sees fit. Only shareholders of record at the close of business on January 9, 2012 are entitled to notice of and to vote at this meeting.

At the Annual Meeting, in accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

The vote required to approve the proposal regarding the election of Directors is included in the appropriate description below. Any additional questions and matters brought before the Annual Meeting will be, unless otherwise provided by the Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PRINCIPAL SHAREHOLDERS

The shareholders named in the following table include each executive officer named in the Executive Compensation tables below and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of January 9, 2012. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on January 9, 2012.

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, $1.00 par value, Class A and Class B	Janet H. Slade (2) 5862 Briar Hill Drive Solon, Ohio 44139	9,253 Class A (3) 75,000 Class B (4)	1.0% 15.8%
	Gretchen L. Hickok (2) 3445 Park East, Apt. A203 Solon, Ohio 44139	85,056 Class B	17.9%
	Patricia H. Aplin (2) 5904 Melanie Drive Fort Worth, Texas 76131	117,746 Class A (5) (6) 118,042 Class B (5) (7)	11.4% 24.9%
	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	25,413 Class A (8) 176,768 Class B (9)	2.7% 37.2%
	Jennifer A. Elliott 5904 Melanie Drive Fort Worth, Texas 76131	117,746 Class A (5) (6) 118,042 Class B (5) (7)	11.4% 24.9%
	Intrinsic Value Capital, L.P. 708 Greenwich Street New York, New York 10014	51,114 Class A (10)	5.6%
	Robert E. Robotti 52 Vanderbilt Avenue New York, New York 10017	104,339 Class A (11)	11.3%
	Steven H. Rosen 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	573,285 Class A (12) 20,000 Class B (13)	44.2% 4.2%
	Roundball, LLC 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	573,285 Class A (12) 20,000 Class B (13)	44.2% 4.2%
	Kirin M. Smith 708 Greenwich Street, 2E New York, New York 10014	59,049 Class A (10) (14) (15)	6.3%
	Steven Tannenbaum 420 Boylston Street Boston, MA 02116	76,050 Class A (16)	8.3%
	All Directors and Executive Officers as a group (11 persons)	261,961 Class A (17) 369,810 Class B	24.1% 77.9%

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power in respect of such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) Includes 9,000 Class A Common Shares which Ms. Slade, as a Director, has the right to acquire upon the exercise of immediately exercisable options. The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(5) Shares are held by the Aplin Family Trust.

(6) Includes an aggregate of 112,752 Class A Common Shares which may be acquired by the Aplin Family Trust upon the conversion of an immediately convertible promissory note, which are attributed to Mrs. Jennifer A. Elliott pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, the Aplin Family Trust may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 4,994 Class A Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(7) The ownership of 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(8) Includes an aggregate of 10,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(9) The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(10) Based on a Schedule 13D/A filed January 18, 2011 with the Securities and Exchange Commission. The Schedule 13D/A indicates that the following reporting persons have shared voting and shared dispositive power over 51,114 shares of the Company's Class A Common Stock: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith. According to a Form 4 filed January 18, 2011, Joseph Hain has sole voting and dispositive power over an additional 4,150 such shares (for a total, combined with the above mentioned 51,114 shares, of 55,264 shares or 6.9% of the Class), and Kirin Smith has sole voting and dispositive power over an additional 6,935 such shares (for a total, combined with the above mentioned 51,114 shares, of 58,049 shares or 7.3% of the Class).

(11) Based on a Schedule 13D/A filed March 5, 2008 with the Securities and Exchange Commission. According to the Schedule 13D/A, the following reporting persons have shared voting and dispositive power over 104,339 shares of the Company's Class A Common Stock: Robert E. Robotti, Kenneth R. Wasiak, and Ravenswood Management Company, L.L.C. According to the Schedule 13D/A, The Ravenswood Investment Company, L.P. has shared voting and shared dispositive power over 73,854 shares of the Company's Class A Common Stock (or 9.3% of the Class), and Ravenswood Investments III, L.P. has shared voting and shared dispositive power over 30,485 shares of the Company's Class A Common Stock (or 3.8% of the Class).

(12) Includes an aggregate of 378,552 Class A Common Shares which may be acquired by Roundball, LLC upon the conversion of an immediately convertible promissory note, which are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, Roundball, LLC may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 194,733 Class A Common Shares held by Roundball, LLC are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(13) The ownership of 20,000 Class B Common Shares held by Roundball, LLC is attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(14) The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P. (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P. , Mr. Smith may be deemed to beneficially own the shares of Common Stock beneficially owned by Intrinsic Value Capital, L.P.

(15) Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(16) Based on a Schedule 13G filed March 10, 2008 with the Securities and Exchange Commission. According to the Schedule 13G, the following reporting persons have sole voting and dispositive power over 76,050 shares of the Company's Class A Common Stock: Steven Tannenbaum and Greenwood Investments, Inc. According to the Schedule 13G, Greenwood Investors Limited Partnership has sole voting and dispositive power over 36,050 shares of the Company's Class A Common Stock (or 4.5% of the Class), and Greenwood Capital Limited Partnership has sole voting and dispositive power over 40,000 shares of the Company's Class A Common Stock (or 5.0% of the Class).

(17) Includes 167,752 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable options.

ELECTION OF DIRECTORS

The number of Directors of the Company is presently fixed at seven. The term of office of each Director expires annually. The individuals elected to the office of Director at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected.

Mr. Michael L. Miller advised the Board of his intention to retire as a director and not stand for re-election on December 7, 2011. Accordingly, the Board has determined that the number of Directors be fixed at eight, that seven of such directorships be filled by the vote of the shareholders at the Annual Meeting, and that the seven nominees hereinafter named be elected. The Board of Directors believes that the election of one less Director than authorized will provide the Board with flexibility during the year to appoint an additional member to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified and in order to enable it to comply with the director designating rights described below.

The investors, Roundball, LLC and the Aplin Family Trust have been provided with certain rights to nominate individuals for election to the Company's Board under the Convertible Loan Agreement. Upon conversion of one half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company, however Jennifer Elliott's continuation on the Board shall satisfy the Company's obligations under this provision. The Aplin Trust's nomination rights also do not extend past five (5) years from the closing date of the Convertible Loan Agreement.

The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees elected to the Board of Directors. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS
Name and Age	Business Experience (1)	Year in which first elected Director	Common Shares (2) beneficially owned as of January 9, 2012	Percent of class beneficially owned

Robert L. Bauman Age: 71	President and Chief Executive Officer of the Company since July 1993; Chairman of the Company from July 1993 to May 2001. Employed by the Company in 1962, Mr. Bauman has served in engineering, sales/marketing, and as Vice President, operations manager capacities prior to election as President in 1991.	1980	25,413 (3) Class A 176,768 (4) Class B	2.7% 37.2%
Jennifer A. Elliott Age: 33	Managing Partner of the Aplin Capital Investments, Ltd. (fundamental equity investment fund) since 2010; Principal for the Texas Womens Ventures Funds (group of mezzanine funds) and held various positions at several private equity funds from 2004 to 2010. Ms. Elliott has an extensive financial, accounting, and consulting background. Ms. Elliott has been designated to serve per the Aplin Family Trust's contact rights under the Convertible Loan Agreement. Ms. Elliott is the great granddaughter of the Company's founder and a representative of the Aplin family, a major shareholder of the Company.	2011	117,746 (5) Class A 118,042 (6) Class B	11.4% 24.9%
T. Harold Hudson Age: 72	President of AAPRA Associates, LLC (consulting firm) since June 1999; Senior Vice President of Engineering and Design of Six Flags Theme Parks, Inc. and served in other capacities from 1978 until elected Vice President in 1985. Mr. Hudson was Employed by Hickok from 1962 to 1978 in various engineering capacities including Production Engineer in the Greenwood Manufacturing plant and Chief Engineer in Cleveland.	1992	14,500 (7) Class A	1.6%
James T. Martin Age: 80	Consultant, self employed, since September 1997; President and Chief Executive Officer of Meaden & Moore, Ltd. (regional, Cleveland based CPA firm) from 1985 to 1997. Mr. Martin has an extensive financial and accounting background, has been familiar with the Company since 1980, and has served as Chairman of the Audit Committee since 1999. Mr. Martin is also a Director for two other local companies.	1999	9,900 (8) Class A	1.1%
Steven H. Rosen Age: 41	Co-Chief Executive Officer and Co-Founder of Resilience
Capital Partners (private equity firm) since 2001. Mr. Rosen has an extensive background in mergers and acquisitions,
financial analysis and consulting as well as contacts throughout the financial and investing field. Mr. Rosen has been designated to serve pursuant to the Roundball, LLC's conract right under the
Convertible Loan Agreement. Mr. Rosen serves on the Board of
Directors for Park Ohio Holdings Corp. a local public company and several private companies. Mr. Rosen also represents
Roundball, LLC.

			573,285 (9) Class A 20,000 (10) Class B	44.2% 4.2%
Janet H. Slade Age: 68	Chairman of the Company since May 2001; Ms. Slade is the granddaughter of the Company's founder and a representative of the Hickok family, major shareholders of the Company.	1992	9,253 (8) (11) Class A 75,000 (12) Class B	1.0% 15.8%
Kirin M. Smith Age: 33	Managing Partner of Intrinsic Value Capital, L.P. (fundamental equity investment fund) since November 2005; Assistant Vice President of Financial Dynamics (business and financial communications consultancies) for five years prior to November 2005. Mr. Smith has an extensive background in financial analysis and consulting as well as contacts throughout the financial and investing field. Mr. Smith also represents major Class A Common Stock shareholders, bringing that perspective to the Board.	2009	59,049 (13) (14) Class A	6.3%

(1) Unless otherwise indicated, the principal occupation shown for each of the Company's Directors has been the principal occupation of such person for at least the past five years. Each Director may be reached c/o the Company at 10514 Dupont Avenue, Cleveland, Ohio 44108.

(2) Class A Common Shares are indicated by "Class A"; Class B Common Shares are indicated by "Class B".

(3) Includes an aggregate of 10,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(5) Includes an aggregate of 112,752 Class A Common Shares which may be acquired by the Aplin Family Trust upon the conversion of an immediately convertible promissory note, which are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, the Aplin Family Trust may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 4,994 Class A Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(6) The ownership of 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(7) Includes 5,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(8) Includes 9,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(9) Includes an aggregate of 378,552 Class A Common Shares which may be acquired by Roundball, LLC upon the conversion of an immediately convertible promissory note, which are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, Roundball, LLC may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 194,733 Class A Common Shares held by Roundball, LLC are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(10) The ownership of 20,000 Class B Common Shares held by Roundball, LLC is attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(11) The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(12) The ownership of 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(13) The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P.  (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P., Mr. Smith may be deemed to beneficially own the shares of Common Stock beneficially owned by Intrinsic Value Capital, L.P.

(14) Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Class A Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during the fiscal year ending September 30, 2011 all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH MANAGEMENT

During fiscal years 2010 and 2011, no transactions occurred or were proposed that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934 except as follows:

Convertible Loan Agreement. On December 30, 2011, Hickok Incorporated (the "Company") entered into a Convertible Loan Agreement (the "Convertible Loan Agreement") with Roundball LLC, an Ohio limited liability company ("Roundball"), and the Aplin Family Trust (the "Aplin Trust," and, together with Roundball, the "Investors"), and solely with respect to Section 3 thereof, Robert L. Bauman. Under the Convertible Loan Agreement, the Company issued a convertible note to Roundball (the "Roundball Note") in the principal amount of $466,879.87 (the "Closing Roundball Loan Amount") and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the "Aplin Note," and, together with the Roundball Note, the "Notes"). The Notes are unsecured, bear interest at a rate of 0.20% per annum and will mature on December 30, 2012. The Notes rank pari passu with amounts outstanding under the Company's existing revolving credit agreement.

At any time prior to the maturity date of the Roundball Note, Roundball shall have the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the "Roundball Option"). Each loan made pursuant to the Roundball Option may be made on any business day in such amount as Roundball may determine by notice to the Company and shall bear interest from the date of disbursement of such additional loan. However, Roundball may not exercise the Roundball Option with respect to an amount less than $10,000 unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof.

The Notes may be converted by the Investors at any time, in whole or in part, into Class A Common Shares of the Company ("Conversion Shares") at a conversion price of $1.85 per share. The Roundball Note, if the Roundball Option has been exercised in full, may not be converted into more than 504,736 Conversion Shares, and the Aplin Note may not be converted into more than 112,752 Conversion Shares. If the Investors have not fully converted either of the Notes into Conversion Shares by their respective maturity dates, the Company may, at the discretion of the Company's board of directors (the "Board"), either pay the outstanding principal and accrued and unpaid interest outstanding under the applicable Note or convert such Note, in whole, into Conversion Shares.

The Investors also have been provided with certain rights to nominate individuals for election to the Company's Board under the Convertible Loan Agreement. Upon conversion of one half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company, however Jennifer Elliott's continuation on the Board shall satisfy the Company's obligations under this provision. The Aplin Trust's nomination rights also do not extend past five (5) years from the closing date of the Convertible Loan Agreement.

The Convertible Loan Agreement contains certain customary affirmative and negative covenants that expire upon the maturity of the Notes, including a restriction on the Company incurring any further indebtedness (subject to certain exceptions) and provisions requiring the proceeds from the Notes to be used exclusively for working capital purposes. The Company also agreed not to make any material change in its business or its present method of conducting business until the maturity dates of the Notes.

Other material terms and conditions contained in the Convertible Loan Agreement include a restriction on the transfer of the Notes and Conversion Shares to non affiliates of the Investors for one (1) year from the closing date, pre-emptive right for the Investors with respect to issuances by the Company of securities prior to the maturity of the Notes in order to allow the Investors to maintain their ownership in the Company as calculated assuming the Notes have been fully converted, and an obligation of the Company to provide monthly financial statements to the Investors.

Ancillary Agreements. The Company entered into certain other ancillary agreements in connection with the Convertible Loan Agreement. The Company sold 20,000 Class B Shares currently held in treasury to Roundball at a price of $1.85 per share pursuant to a subscription agreement between the Company and Roundball, dated December 30, 2011 (the "Subscription Agreement"). The Company also entered into a Registration Rights Agreement with the Investors dated December 30, 2011 (the "Registration Rights Agreement") under which the Investors are provided with certain demand and piggyback registration rights with respect to the Conversion Shares. The Company has also entered into a Voting Agreement with the Investors and the Class B Shareholders of the Company dated December 30, 2011 (the "Voting Agreement") under which the Class B Shareholders of the Company have agreed, for a period of three years following the date of the Agreement, to vote in favor of any individuals nominated for election to the Board by the Investors in accordance with the Convertible Loan Agreement. The Investors have also agreed under the Voting Agreement to vote in favor of all individuals nominated for election to the Board by the Company during that same three-year period.

On December 30, 2011 Roundball converted $233,438.55 into Class A Common Shares of the Company. In addition, the Company sold 20,000 Class B Common Shares currently held in treasury to Roundball at a price of $1.85 per share per a subscription agreement between the Company and Roundball dated December 30, 2011. Roundball, LLC is a major shareholder of the Company's Class A Common Shares and Class B Common Shares.

On January 9, 2012, the Company also entered into a new Revolving Credit Agreement by and between the Company and Robert L. Bauman, President and Chief Executive Officer and a major shareholder of the Company extending the due date of the line of credit agreement from April 2012 to April 2013. The original credit agreement of $250,000 was entered into on April 13, 2011. Effective October 30, 2012 for the remainder of the agreement, the lender may terminate the agreement with 45 days written notice, but it is at the discretion of the Company to deny the termination notice until April 2013 if it will have a negative effect on the solvency of the Company.

The agreement provides for a revolving credit facility of $250,000 with interest generally equal to three percent per annum plus prime and is unsecured. In addition, the agreement generally allows for borrowing based on an amount equal to eighty percent of eligible accounts receivables or $250,000. The Company recorded interest expense of $4,765 through September 30, 2011. As of September 30, 2011 interest in the amount of $3,463 was paid. The Company had outstanding borrowings of $250,000 under this loan facility at September 30, 2011.

INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has determined that James T. Martin , Chairman of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as "audit committee financial expert" and all three members of such Committee are independent directors. In addition, the Board has a Compensation Committee made up of two independent directors. The Board of Directors has determined that all remaining directors are independent except for Mr. Robert L. Bauman, who is employed by the Company. The determinations of independence described above were made using the definition for independence of directors under NASDAQ listing standards. Set forth below is the membership of the various committees with the number of meetings held during the fiscal year ended September 30, 2011 in parentheses:

Audit Committee (1) T. Harold Hudson James T. Martin Kirin M. Smith	Compensation Committee (1) James T. Martin Michael L. Miller

The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Compensation Committee determines and reviews overall compensation matters affecting senior managers and officers, including the granting of stock options. The Compensation Committee does not have a formal charter. During the year ended September 30, 2011, the Compensation Committee met once.  Members of the Compensation Committee periodically consult with Mr. Bauman concerning his recommendations with respect to the compensation of the Company’s officers, other than himself.  Neither the Company nor the Compensation Committee consulted any compensation consultants in connection with determining the amount of director or executive compensation with respect to the fiscal year ended September 30, 2011.

The Board of Directors does not have a nominating committee or committee performing similar functions because the Company believes that as a small business issuer traded on the Over The Counter Bulletin Board, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because historically the Company has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

During fiscal 2011, Mrs. Jennifer A. Elliott was elected by the Board to fill an existing vacancy.  Mrs. Elliott is affiliated with the Aplin Family Trust a beneficial owner of more than 5% of the Company’s Class B Common Shares.  Mrs. Elliott shares voting and dispositive power with respect to the Class A Common Shares and Class B Common Shares owned by that trust. Mrs. Elliott, the granddaughter of Robert Hickok Jr., expressed an interest in becoming a member of the Board of Directors, and was invited to attend a Board meeting and discuss her potential membership on the Board. The Board of Directors evaluated Mrs. Elliott’s potential candidacy in accordance with the criteria specified above, and elected her a Director effective August 3, 2011. The Board does not believe that its process of evaluating Mrs. Elliott’s potential membership differed from the manner in which any potential director not affiliated with a significant shareholder would be evaluated. In addition, Ms. Elliott has been designated to serve per the Aplin Family Trust's contract right under the Convertible Loan Agreement dated December 30, 2011.

The Board of Directors also evaluated Mr. Rosen's potential candidacy in accordance with the criteria specified above, and nominated him to the current years slate of directors. Mr. Rosen also represents Roundball, LLC. The Board does not believe that its process of evaluating Mr. Rosen’s potential membership differed from the manner in which any potential director not affiliated with a significant shareholder would be evaluated. In addition, Mr. Rosen has been designated to serve pursuant to Roundball, LLC's contract right under the Convertible Loan Agreement dated December 30, 2011.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors held four Board meetings and three Special Planning meetings during the fiscal year ended September 30, 2011. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served. The Company has not adopted a formal policy requiring Directors to attend the Annual Meeting of Shareholders. Six Directors attended the 2011 Annual Meeting.

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any of the Directors c/o Janet Slade, Hickok Incorporated, 10514 Dupont Avenue, Cleveland, Ohio 44108. All shareholder communications will be compiled by Janet Slade and submitted to the Board or the individual Directors on a periodic basis.

Board Leadership Structure

Although we have had a separate Chairman and Chief Executive Officer since 2001, our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board believes it is in the best interests of the shareholders to make this determination based on the position and direction of the Company and the constitution of the Board and management team. Currently, the Board of Directors has determined that it is in the best interests of the shareholders at this time for the roles of Chief Executive Officer and Chairman of the Board to be served by separate persons. The Board believes that this separation, and the selection of Ms. Slade to serve as Chairman of the Board,  is important in providing a continued role for the Hickok family in the oversight of the Company’s business, which the Board believes is an important part of the Company’s corporate culture.

Oversight of Risk Management

Management is responsible for day-to-day risk assessment and mitigation activities, and the Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy and the steps management is taking to manage the Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas.

The Audit Committee reviews the Company’s portfolio of risk, discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company’s policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure.

The Compensation Committee oversees risk management as it relates to the Company's compensation plans, policies and practices in connection with structuring the Company's executive compensation programs.

DIRECTOR COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Outside Directors.

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards (1) (d)	Total (h)
Jennifer A. Elliott (2)	$0	$0	$0
T. Harold Hudson (3)	1,500	2,523	4,023
James T. Martin (4)	1,500	2,523	4,023
Michael L. Miller (5)	750	2,523	3,273
Hugh S. Seaholm (6)	1,500	0	1,500
Janet H. Slade (7)	17,199	2,523	19,722
Kirin M. Smith (8)	750	2,523	3,273
	$23,199	$12,615	$35,814

For the fiscal year ended September 30, 2011, Directors who are not also employees of the Company received a fee of $750 for the first Board meeting held of the year. The Directors on the Audit Committee received a fee of $750 for attending the Audit Committee meeting held for the year. No Director received compensation for any Special Planning meetings held for the year.  Janet Slade, Chairman of the Board, received an annual fee of $3,822, a fee of $5,733 for the first Board meeting held, and a fee of $3,822 for two additional Board meetings attended for the year. Ms. Slade received no compensation for any Special Planning meetings held for the year. Directors who are also employees of the Company received a fee of $25 for only the first Board meeting attended for the year and received no further compensation for any other Board, Committee or Special Planning meetings attended for the year. Hugh S. Seaholm, a Director of the Company until his retirement from the Board of Directors in 2010 received $750 for each Board and Committee meeting attended for the year. In addition, Jennifer A. Elliott, elected to the Board of Directors of the Company in July 2011 received no compensation for any Board, Committee or Special Planning meeting attended for the year. No other compensation is paid to the Company's Directors.

The current year fees represent the continuation of the temporary reduction of 33% to 50% from the normal Board and Committee fees the Compensation Committee recommended and the Board of Directors approved at the December 10, 2008 Board of Directors meeting. In addition, effective at the Annual meeting held in February 2011 the Directors eliminated fees for all remaining Board, Committee and Special Planning meetings. Effective with the September 14, 2011 Board of Directors meeting Janet Slade, Chairman of the Board, eliminated her fees for all remaining Board, Committee and Special Planning meetings. The fee reductions and eventual elimination were established in response to the current economic conditions. The Board noted that when improved conditions allow, the Directors fees prior to these reductions and elimination could be re-instituted.

(1) Option Awards (column (d)) represent stock option grants for which, in each case the Company recorded 2011 compensation expense. Under the required FASB Codification ASC Topic 718 methodology, the compensation expense reflected in column (d) is for grants made in 2011. The assumptions used in calculating the Share-Based compensation expense are provided in the Company's Annual Report on Form 10-K which is available at www.hickok-inc.com.

(2) Ms. Elliott has a total of -0- option awards at September 30, 2011.

(3) Mr. T. Harold Hudson has a total of 6,000 option awards at September 30, 2011.

(4) Mr. James T. Martin has a total of 10,000 option awards at September 30, 2011.

(5) Mr. Michael L. Miller has a total of 10,000 option awards at September 30, 2011.

(6) Mr. Hugh S. Seaholm has a total of -0- option awards at September 30, 2011.

(7) Ms. Janet H. Slade has a total of 10,000 option awards at September 30, 2011.

(8) Mr. Kirin M. Smith has a total of 2,000 option awards at September 30, 2011.

The Company's Outside Directors Stock Option Plans (collectively the "Directors Plans") provide for the automatic grant of options to purchase shares of Class A common stock over a three year period to members of the Board of Directors who are not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. All options granted under the Directors Plans become fully exercisable on February 24, 2014. However, upon the occurrence of a change in control, any and all options granted shall become immediately exercisable. During the fiscal year ended September 30, 2011, stock options for 1,000 shares were granted to each Outside Director listed in the Director Compensation Table and elected at the Annual meeting held February 23, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") reports to the Board and is responsible for overseeing the Company's accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under the current National Association of Securities Dealers corporate governance standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company's website at www.hickok-inc.com under financial.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independence of the accountant from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The Audit Committee of The Board of Directors
James T. Martin, Chairman
T. Harold Hudson
  Kirin M. Smith

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended September 30, 2011 and 2010, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

	2011	2010
Audit Fees	$66,600	$79,800
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	6,600
All Other Fees	6,600	10,200

Totals	$73,200	$96,600

Audit Fees: Fees for audit services include fees associated with the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC.

Audit-Related Fees: There were no Audit-related fees.

Tax Fees: Fees for tax services include tax compliance, tax advice and tax planning.

All Other Fees: Other fees include fees associated with 401k plan audits and other services.

The Audit Committee has determined that the rendering of the non-audit services by Meaden & Moore, Ltd. is compatible with maintaining the auditor's independence.

Audit Committee Pre-Approval Policy: It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditor to render audit and non-audit services prior to the initiation of such services. All services listed above were preapproved by the audit committee.

Proposal to Ratify the Selection of the Independent Auditor

The Audit Committee has again selected the firm of Meaden & Moore, Ltd. to act as the auditors for the Company for the current fiscal year. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholders ratification of this selection in light of the critical role played by independent auditors. A representative of Meaden & Moore, Ltd. is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

The following proposal will be presented for action at the Annual Meeting by direction of the Board:

Resolved: that the selection by the Audit Committee of the Board of Directors of the firm of Meaden & Moore, Ltd., as independent auditors for the Company for the year 2012 is hereby ratified.

The Board of Directors recommends a vote FOR this proposal. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked to the contrary. A favorable vote of a majority of the combined outstanding Class A and Class B Shares on the record date is required for ratification of the proposal.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Chief Executive Officer and the Company's other most highly compensated officers (the "Named Executive Officers").

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (1) (d)	Option Awards (f)	All Other Compensation (i)	Total (j)

Robert L. Bauman, President & Chief Executive Officer	2011 2010	$101,858 (2) $131,125 (3)	0 0	0 (4) 0 (4)	$216 (5) $229 (5)	$102,074 $131,354
William A. Bruner, Senior Vice President, Manufacturing Operations	2011 2010	$78,400 $78,400	0 0	0 (4) 0 (4)	$229 (6) $229 (6)	$78,629 $78,629
George R. Hart, Senior Vice President, Engineering	2011 2010	$72,800 $72,800	0 0	0 (4) 0 (4)	$138 (7) $138 (7)	$72,938 $72,938
Gregory M. Zoloty, Senior Vice President, Finance & Chief Financial Officer	2011 2010	$78,400 $78,400	0 0	0 (4) 0 (4)	$258 (8) $258 (8)	$78,658 $78,658

The Named Executive Officers did not receive personal benefits or perquisites during the last fiscal year in excess of the lesser of $10,000 or 10% of their aggregate salary and bonus. The salaries for each of the Company's Named Executive Officers except Mr. Bauman were reduced 20% effective January 1, 2009. Mr. Bauman's salary was reduced $50,000 per annum effective March 1, 2011 in addition to the 50% salary reduction effective January 1, 2009.

(1) Represents bonuses earned from the plans described in the section "Profit Sharing Plans" below. Bonuses are normally paid after the end of the year for that year (e.g., bonus distributions that accrued in fiscal year 2011 will actually be paid in fiscal year 2012).

(2) This amount includes $25 which represents a fee of $25 for the first Board meeting attended during fiscal 2011.

(3) This amount includes $125 which represents a fee of $25 for each Board and Special meeting attended during fiscal 2010.

(4) Represents options to purchase shares of Class A Common Stock. Under the Company's Key Employees Stock Option Plans (collectively the "Employee Plans") the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. The options are exercisable for up to 10 years. All options granted under the Employee Plans were exercisable at September 30, 2011. During the fiscal year ended September 30, 2011 there were no stock options granted to the Named Executive Officers listed in the Summary Compensation Table.

(5) For Mr. Bauman the All Other Compensation column for 2011 and 2010 includes $216 and $229 respectively,  representing allocated premiums for group term life insurance.

(6) For Mr. Bruner the All Other Compensation column for 2011 and 2010 includes $229 representing allocated premiums for group term life insurance.

(7) For Mr. Hart the All Other Compensation column for 2011 and 2010 includes $138 representing allocated premiums for group term life insurance.

(8) For Mr. Zoloty the All Other Compensation column for 2011 and 2010 includes $258 representing allocated premiums for group term life insurance.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards information for the individuals named in the Summary Compensation Table.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (b)	Option Exercise Price ($) (c)	Option Expiration Date (f)

Robert L. Bauman	10,000	3.55	3/01/2012
William A. Bruner	6,000	3.55	3/01/2012
George R. Hart	0	0
Gregory M. Zoloty	6,000	3.55	3/01/2012

Under the Employee Plans the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. The options are exercisable for up to 10 years. All options granted under the Employee Plans were exercisable at September 30, 2011. During the fiscal year ended September 30, 2011 there were no stock options granted to the Named Executive Officers listed in the Summary Compensation Table.

2011 Option Exercises and Year-End Value Table

The following table sets forth stock option information for the individuals named in the Summary Compensation Table. The value of the “in-the-money” options refers to options having an exercise price which is less than the fair market value of the Company's stock on September 30, 2011.

			Number of Unexercised Options at September 30, 2011		Value of (1) Unexercised In- the-Money Options at September 30, 2011
Name	Shares Acquired on Exercise	Value Realized	Exercis- able	Unexer- cisable	Exercis- able	Unexer- cisable

Robert L. Bauman	- 0 -	- 0 -	10,000	- 0 -	-0-	- 0 -
William A. Bruner	- 0 -	- 0 -	6,000	- 0 -	-0-	- 0 -
George R. Hart	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
Gregory M. Zoloty	- 0 -	- 0 -	6,000	- 0 -	-0-	- 0 -

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2011 with respect to compensation plans (including individual compensation arrangements) under which Common Stock of the Company is authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	55,184	$5.13	10,000

Equity compensation plans not approved by security holders	-	-	-

Total	55,184		10,000

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In light of the new investment in the Company by Roundball, LLC and the Aplin Family Trust, the recent changes in the composition of the Board of Directors, and the resignation of certain management employees, the Board of Directors determined that it was in the best interests of the Company to enter into new agreements with each of the named executive officers providing additional severance benefits in the event of the termination of their employment without cause. The Employment Agreements provide that, for a period of three (3) years, if an executive officer's employment with the Company is terminated for a reason other than "cause," as such term is defined in the Employment Agreements, the executive officer will be entitled to a lump sum payment from the Company equal to twelve (12) months of such executive officer's average base salary as paid to the executive officer by the Company over the term of the applicable Employment Agreement. In addition to this lump sum payment, if the terminated executive officer is enrolled in the Company's medical insurance plan on the date of termination and provided that such executive officer is entitled to continue such participation under applicable law and plan terms, the Company will reimburse the cost of the executive officer's and his or her eligible dependents' participation in such plan pursuant to any rights he or she may have under COBRA until the earlier of (a) twelve (12) months from the date of the executive officer's termination of employment with the Company; or (b) the date the executive officer becomes eligible for similar benefits from a subsequent employer.

STOCK PERFORMANCE GRAPH

The following data compares the value of $100 invested on October 1, 2006 in the Company's Class A Common Shares, the Nasdaq Composite Index, and the Nasdaq Industrial Index. The Nasdaq Composite Index represents a broad market group in which the Company participates, and the Nasdaq Industrial Index was chosen as having a representative peer group of companies. The total return includes reinvestment of dividends. The comparisons in this graph are not intended to forecast, or be indicative of, possible future performance.

The above graph was prepared using the following data:

SEPTEMBER 30	2006	2007	2008	2009	2010	2011

HICKOK	$100	$218	$153	$85	$72	$31

NASDAQ COMPOSITE	100	120	92	93	104	106

NASDAQ INDUSTRIAL	100	120	88	85	99	106

Profit Sharing Plans

The Company has a formula based profit sharing bonus plan that has been in place for over 30 years. In addition the Board of Directors from time to time have installed special bonus plans. The bonus distribution for the profit sharing bonus plan is determined by the Compensation Committee of the Board of Directors after considering such factors as the employee's influence on Company results, performance during the preceding years with emphasis on the previous year, and employee long-term anticipated contribution to corporate goals.

The profit sharing bonus plan for all officers and key employees provides for a fund consisting of 20% of the excess of profits, before federal taxes, after deducting 10% of the net stockholders' equity at the beginning of the fiscal year such equity to include the net amount received by the company during the fiscal year from the sale of common stock or through the exercise of common stock options.

The bonus awarded under the regular profit sharing bonus plan for all officers and key employees cannot exceed 50% of any recipient's base salary. The Company's formula based profit sharing bonus plan produced no bonuses in 2011 or in 2010.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices no later than September 19, 2012, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders' proposals not included in the Proxy Statement for fiscal year ended September 30, 2012, unless the Company receives notice of such proposals prior to December 3, 2012.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Mr. Gregory M. Zoloty
Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio 44108

In addition, all shareholders will have the ability to access this Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011 by visiting our website: www.hickok-inc.com/files/financial

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Dated February 14, 2012